Exhibit 10.1

April 27, 2018

AMENDED AND RESTATED WAIVER AND CONSENT NO. 1

Reference is made to the Waiver and Consent No. 1 to the Credit Agreement, dated as of March 28, 2018 (the “Original Waiver”), by and among the Agent (as defined below), the Lenders (as defined below) party thereto and the Borrower (as defined below), providing a waiver and consent to that certain Credit Agreement, dated as of August 22, 2013 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Borrower”), the lenders party thereto (the “Lenders”) and DEUTSCHE BANK AG NEW YORK BRANCH, in its capacity as administrative agent (the “Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. The parties to the Original Waiver hereby agree to amend and restate the Original Waiver to read in its entirety as set forth below (as so amended and restated, the “Waiver”).

WHEREAS, the Borrower has requested and the Agent and the Required Lenders agree, in accordance with Section 10.01 of the Credit Agreement, to grant a one-time temporary waiver (a) until May 15, 2018 or May 22, 2018, as applicable, of compliance with certain information and delivery requirements with respect to the Borrower’s fiscal year ending December 31, 2017 and (b) until May 29, 2018 or June 5, 2018, as applicable, of compliance with certain information and delivery requirements with respect to the Borrower’s fiscal quarter ending March 31, 2018;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Waiver and Consent. Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Required Lenders hereby grant a one-time temporary waiver of compliance by the Borrower with the financial statement, Compliance Certificate and other information and delivery requirements set forth in Section 6.01(a), Section 6.01(b), Section 6.01(c), Section 6.01(d), Section 6.02(a) and Section 6.02(d) of the Credit Agreement for the Borrower’s fiscal year ending December 31, 2017 and fiscal quarter ending March 31, 2018; provided that (i) (A) all such information and delivery requirements with respect to the Borrower’s fiscal year ending December 31, 2017 required pursuant to Section 6.01(a), Section 6.01(c), Section 6.01(d), and Section 6.02(d) of the Credit Agreement shall instead be required to be satisfied no later than May 15, 2018 and (B) all such information and delivery requirements with respect to the Borrower’s fiscal quarter ending March 31, 2018 required pursuant to Section 6.01(b), Section 6.01(d), and Section 6.02(d) of the Credit Agreement shall instead be required to be satisfied no later than May 29, 2018, (ii) (A) the Compliance Certificate with respect to the Borrower’s fiscal year ending December 31, 2017 required pursuant to Section 6.02(a) shall instead be required to be delivered no later than May 22, 2018 and (B) the Compliance Certificate with respect to the Borrower’s fiscal quarter ending March 31, 2018 required pursuant to Section 6.02(a) shall instead be required to be delivered no later than June 5, 2018, and (iii) in the event that (A) the foregoing requirements with respect to the Borrower’s fiscal year ending December 31, 2017 are not satisfied on or prior to May 15, 2018 or May 22, 2018, as applicable, this Waiver shall be disregarded for purposes of Section 8.01(a)(6) of the Credit Agreement and the Required Lenders shall be deemed to have delivered the written notice set forth therein on March 31, 2018 or (B) the foregoing requirements with respect to the Borrower’s fiscal quarter ending March 31, 2018 are not satisfied on or prior to May 29, 2018 or June 5, 2018, as applicable, this Waiver shall be disregarded for purposes of Section 8.01(a)(6) of the Credit Agreement and the Required Lenders shall be deemed to have delivered the written notice set forth therein on May 15, 2018.

Section 2. Representations and Warranties. The Borrower represents and warrants that as of the date hereof and the Waiver Effective Date (as defined below):

(a) After giving effect to this Waiver, the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Waiver Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) After giving effect to this Waiver, no Default or Event of Default shall exist or would result from the Waiver.

Section 3. Conditions to Effectiveness.

This Waiver shall become effective on the date (the “Waiver Effective Date”) on which the following conditions have been satisfied or waived:

(a) The Agent shall have received executed counterparts of and/or consents to this Waiver by (A) the Borrower, (B) the Agent and (C) the Required Lenders, each of which shall be originals or facsimiles or other electronic form (i.e., TIF or PDF or other similar communication).

(b) After giving effect to this Waiver, the representations and warranties of the Borrower set forth in Section 2 of this Waiver shall be true and correct on and as of the Waiver Effective Date.

(c) After giving effect to this Waiver, no Default or Event of Default shall exist, or would result from this Waiver.

The Agent shall notify the Borrower and the Lenders of the Waiver Effective Date and such notice shall be conclusive and binding.

Section 4. Fees and Expenses.

The Borrower agrees to reimburse the Agent for its reasonable and documented out-of-pocket expenses incurred by it in connection with this Waiver, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agent.

Section 5. Counterparts.

This Waiver may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Waiver by facsimile transmission or other electronic communication (i.e., TIF or PDF or other similar communication) shall be effective as delivery of a manually executed counterpart of this Waiver.

Section 6. Governing Law and Waiver of Right to Trial by Jury.

THIS WAIVER AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION ARISING UNDER OR RELATED TO THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Section 10.16 and Section 10.17 of the Credit Agreement, including the jurisdiction and waiver of right to trial by jury provisions set forth therein, are incorporated herein by reference mutatis mutandis.

Section 7. Headings.

The headings of this Waiver are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8. Effect of Waiver; References to the Credit Agreement.

Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, and except as expressly provided in this Waiver, shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto agree that this Waiver shall not constitute a novation of the Credit Agreement or any other Loan Document.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first above written.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC., as the Borrower

By:	/s/ Brian D. Coleman
Name: Brian D. Coleman
Title: Senior Vice President and Treasurer

[CCOH – AMENDED AND RESTATED WAIVER NO. 1 TO CREDIT AGREEMENT]

DEUTCHE BANK AG NEW YORK BRANCH, as Administrative Agent and a Lender

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

By:	/s/ Alicia Schug
Name: Alicia Schug
Title: Vice President

[CCOH – AMENDED AND RESTATED WAIVER NO. 1 TO CREDIT AGREEMENT]